FIRST MODIFICATION AND LENDER JOINDER AGREEMENT

THIS FIRST MODIFICATION AND LENDER JOINDER AGREEMENT (“Agreement”) is dated to be effective as of the 26th day of April, 2007, by and between MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation in its capacity as Agent (“Agent”) for the Lenders parties from time to time to the “Credit Agreement” (as defined below); each of the Lenders who were parties to the Credit Agreement prior to the date here of (”Existing Lenders”); the “Swingline Lender” and the “Issuing Lender” under, and as such terms are defined in, the Credit Agreement; LECROY CORPORATION, a Delaware corporation (“Borrower”); CATALYST ENTERPRISES, INC, a California corporation, COMPUTER ACCESS TECHNOLOGY CORPORATION, a Delaware corporation, and LECROY LIGHTSPEED CORPORATION, a Delaware corporation (collectively, “Guarantors,” and together with the Borrower, collectively, “Obligors”); and NORTH FORK BANK, a New York Banking corporation (“New Lender,” together with all other “Lenders,” as such term is defined in the Credit Agreement, including but not limited to the Existing Lenders, collectively, “Lenders”). The Agent, the Lenders, the Swingline Lender, and the Issuing Lender are hereinafter referred to as the “Credit Parties.”

RECITALS

The Borrower is a party together with the Agent, the Existing Lenders, the Swingline Lender, and the Issuing Lender to a Credit Agreement dated to be effective as of March 30, 2007 (as the same may be amended, modified, extended, renewed, restated, supplemented, or replaced from time to time, “Credit Agreement”). The Guarantors have guaranteed to the Credit Parties the repayment and performance of all existing and future obligations of the Borrower to the Credit Parties pursuant to Guaranty Agreements dated as of March 30, 2007 (as the same may be amended, modified, extended, renewed, restated, supplemented or replaced from time to time, collectively, “Guaranties”). Any capitalized terms used herein without definition which are defined in, or defined by reference to the Credit Agreement shall have the meanings thereby assigned.

Pursuant to Section 2.01(d) of the Credit Agreement, this Agreement is being executed to evidence Borrower’s requested increase in the Revolving Committed Amount from Forty Million Dollars ($40,000,000.00) to Fifty Million Dollars ($50,000,000.00), and to provide for the joinder of the New Lender.

The New Lender has agreed to make a Revolving Commitment in the respective amount set forth on Schedule 2 .01 attached hereto and incorporated herein by reference, including the amount of Ten Million Dollars

(10,000,000.00) pursuant to this Agreement and the amount of Five Million Dollars ($5,000,000.00) pursuant to an Assignment and Acceptance of even date herewith (“Assignment and Acceptance”) by and between the New Lender and Manufacturers and Traders Trust Company (“M&T Bank”) in its capacity as a Lender.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1 . Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge and affirm that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a signatory thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms; (d) no Default or Event of Default is existing or shall exist after giving effect to the increase in the Revolving Committed Amount contemplated by this Agreement; (e) no event or condition has occurred or is continuing that is likely to have a Material Adverse Effect; (f) the Borrower is in compliance with all financial covenants set forth in Sections 7.12 through 7.14 of the Credit Agreement prior to incurring such increase and on a proforma basis on the date of this Agreement, after giving full effect to the Revolving Committed Amount including such increase, plus all of the other outstanding Obligations; (g) all other conditions to the making of a Revolving Loan set forth in Section 5.02 of the Credit Agreement have been satisfied; (h) all of the other conditions precedent set forth in Section 2.0 1(d) of the Credit Agreement have been satisfied.

Section 2. Increase in Revolving Committed Amount. Subject to satisfaction of the conditions precedent set forth in Section 3 of this Agreement, effective as of the date of this Agreement: (a) the Revolving Committed Amount shall be increased from Forty Million Dollars ($40,000,000.00) to Fifty Million Dollars ($50,000,000.00); (b) the Revolving Commitment of the New Lender shall be in the amount set forth on Schedule 2.01 attached hereto; (c) Schedule 2.01 attached hereto shall replace Schedule 2.01 of the Credit Agreement in its entirety and; (d) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to “Lenders” shall include the New Lender.

Section 3. Conditions Precedent to Effectiveness. This Agreement shall be effective as of the date of this Agreement, provided that (a) the Agent shall have received (i) counterparts of this Agreement, executed by Borrower, each Guarantor, the New Lender and each Existing Lender, (ii) counterparts of the Assignment and Acceptance executed by all parties thereto, (iii) a promissory note in the maximum principal amount equal to the New Lender’s Revolving Commitment, (iv) a promissory note in the maximum principal amount equal to the Revolving Commitment of M&T Bank in its capacity as a Lender, and (b) Borrower shall have paid all fees and expenses that are required to be paid in connection with the increase in the Revolving Committed Amount, including but not limited to amounts due and payable to M&T Bank in any capacity pursuant to the Fee Letter.

Section 4 Joinder of New Lender. The New Lender: (a) confirms that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, the Guaranties and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and become a Lender party to the Credit Agreement; (c) confirms that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under the Loan Documents; (d) appoints or authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will be bound by the terms of the Credit Agreement as a Lender hereunder and have the obligations of a Lender hereunder, and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) specifies as its lending office and address for notices the offices set forth on the loan administration questionnaire form provided to the Agent.

Section 5 . Guaranties. The Guarantors hereby ratify and confirm all of the Guaranties, after giving effect to this Agreement, the increase in the Revolving Commitment Amount, and the amendment and modification of the Credit Agreement.

Section 6. No Other Modifications Of Loan Documents. The parties acknowledge that except as specifically stated in this Agreement, the Credit Agreement and the other Loan Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the parties thereto in accordance with all stated terms. Nothing contained herein is intended to limit, vary, or terminate any liens, pledges, or security interests presently existing for the benefit of the Credit Parties or to alter the lien priority thereof Each Obligor reaffirms and ratifies all of such liens, pledges, security interests or mortgage liens previously granted for the benefit of the Credit Parties.

Section 7. Further Assurances. The Obligors each agree to execute and deliver to the Agent such documents as may, from time to time, be reasonably requested by the Agent in order to amend, modify and restate any of the Loan Documents as contemplated by this Agreement and the Credit Agreement.

Section 8. No Notation; No Refinance. It is the intent of each of the parties that nothing contained in this Agreement shall be deemed to effect or accomplish or otherwise constitute a notation of any of the Loans or the other Obligations or to be a refinance of any of the Loans or the other Obligations.

Section 9. Enforceability. This Agreement shall inure to the benefit off and be enforceable against each of the parties and their respective successors and assigns.

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Section 10. Choice Of Law: Consent To Jurisdiction: Agreement As To Venue. This Agreement shall be construed, performed and enforced and its validity and enforceability determined in accordance with the laws of the State of New York (“Governing State”) (excluding, however, conflict of laws principles). Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the Governing State and any United States District Court located in the Governing State, if a basis for federal jurisdiction exists. Each of the parties agrees that venue shall be proper in any State court located in the Governing State selected by the Agent on behalf of the Credit Parties or in any United States District Court located in the Governing State if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 11. Counterparts And Delivery. This Agreement may be executed and delivered in counterparts, arid shall be fully enforceable against each signatory, even if all designated signatories do not actually execute this Agreement. This Agreement, and the signatures to this Agreement, may be delivered via facsimile.

Section 12. Waiver of Jury Trial. All parties to this agreement waive the right to a trial by jury in any action brought to enforce or construe this Agreement or which otherwise arises out of or relates to this Agreement.

[Signatures Begin On The Following Page]

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Signature Page To First Modification and Lender Joinder Agreement:

IN WITNESS WHEREOF, the parties have executed this Agreement with the specific intention of creating a document under seal to be effective as of the date first above written

WITNESS/ATTEST:	BORROWER: LECROY CORPORATION, A Delaware Corporation

/s/ Joanne M. Torres	By: /s/ Sean V. O'Connor (SEAL) Sean B. O’Connor Vice President-Finance

WITNESS/ATTEST:	GUARANTORS:

CATALYST ENTERPRISES, INC. A California Corporation

/s/ Joanne M. Torres	By: /s/ Sean V. O'Connor (SEAL) Sean B. O’Connor Vice President

COMPUTER ACCESS TECHNOLOGY CORPORATION, A Delaware Corporation

/s/ Joanne M. Torres	By: /S/ Sean B. O'Connor (SEAL) Sean B. O’Connor, Chief Financial Officer

LECROY LIGHTSPEED CORPORATION, A Delaware Corporation

/s/ Joanne M. Torres	By: /S/ Sean B. O'Connor (SEAL) Sean B. O’Connor, Vice President

[Signatures Continued On The Following Page]

Signature Page To First Modification and Lender Joinder Agreement:- Continued:

WITNESS/ATTEST:	AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As Agent For The Lenders

__________________________________	By: /s/ Chris Tesla (SEAL) Chris Tesla, Vice President

WITNESS/ATTEST:	EXISTING LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY,
A New York Banking Corporation, In Its Capacity As A Lender

__________________________________	By: /s/ Chris Tesla (SEAL) Chris Tesla, Vice President

WITNESS/ATTEST:	SWINGLINE LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY,
A New York Banking Corporation, In Its Capacity As Swingline Lender

__________________________________	By: /s/ Chris Tesla (SEAL) Chris Tesla, Vice President

WITNESS/ATTEST:	ISSUING LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY,
A New York Banking Corporation, In Its Capacity As Issuing Lender

__________________________________	By: /s/ Chris Tesla (SEAL) Chris Tesla, Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page To First Modification and Lender Joinder Agreement:- Continued:

WITNESS/ATTEST:	EXISTING LENDER:

LASALLE NATIONAL BANK, In Its Capacity As Lender

/s/ Jane Kim LaSalle Bank Jane Kim	By: /s/ Andriana D. Collins (SEAL) Name: Andriana D. Collins Title: Sr.Vice President

Signature Page To First Modification and Lender Joinder Agreement:- Continued:

WITNESS/ATTEST:	NEW LENDER:

NORTH FORK BANK, A New York Banking Corporation, in its capacity as a Lender

/s/ Patricia Ehin Patricia Ehin Vice President	By: /s/ Karyn Graham (SEAL) Name: Karyn Graham Title: Sr.Vice President

Schedule 2.01

Lenders and Commitments

Lender	Amount of Revolving Commitment	Revolving Commitment Percentage
Manufacturers and Traders Trust Company	$20,000,000.00	40.00%
LaSalle Bank National Association	$15,000,000.00	30.00%
North Fork Bank	$15,000,000.00	30.00%
Total Revolving Committed Amount	$50,000,000.00	100.00%